Exhibit 99.1

Republic of Guinea will start implementation of Kallo MobileCare & RuralCare in Q1-2014

CONAKRY, GUINEA (December 06, 2013) – The Minister of Health and Public Hygiene, his Excellency Doctor Edouard Niankoye Lama announced today that Guinea will implement a unique healthcare delivery program to bring a high standard of healthcare to its rural population and accelerate the progress towards Guinea’s healthcare Millennium Development Goals.

“Child mortalities and maternal health (Millenniun Development Goals 4 and 5) are a major cause of concern for our government, and once fully implemented, this US 200 million dollar Healthcare project will help reduce infant mortality, enhance maternal health and deliver a high standard of healthcare in Guinea.” said his Excellency Doctor Edouard Niankoye LAMA - Ministre de la Santé et d’Hygiène Publique, Guinea.

“As Guinea prepares for exponential economic growth, we need to ensure that our people are healthy and have access to quality healthcare. To achieve this, a blended program of MobileCare and RuralCare from Kallo Inc. - a US company - is expected to commence implementation in the first quarter of 2014 and over the following 24 months Mobile Clinics, Polyclinics, Utility Vehicles and Ambulances will provide medical services locally to the people of Guinea. The most exciting part of this program is the Education and Training of Guinea’s healthcare workforce and the relatively short delivery time that Kallo Inc. has committed to, this will raise the level of education of our healthcare workforce, and achieve WHO mandated healthcare objectives quickly” continued his Excellency Doctor Edouard Niankoye LAMA

The Mobile Clinics, Polyclinic, ambulances and utility vehicles will all be monitored through an administration center and clinical services will be coordinated, synchronized and monitored by a clinical and Administrative command center. “It is a unique healthcare delivery system designed after detailed discussions with Guinea’s Ministry of Health for its rural population. Kallo is honored to bring this benefit to the people of Guinea” said John Cecil, Chairman and CEO of Kallo Inc.

**La République de Guinée commencera l'implantation de Kallo MobileCare & RuralCare dans le Q1-2014**

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GUINEE, CONAKRY (Le 06 Décembre, 2013) – Le Ministre de la Santé et de l'Hygiène Publique, son Excellence Edouard Niankoye Lama annonce aujourd'hui que la Guinée va établir un programme de santé unique pour apporter des soins de haute qualité à sa population rurale et accélérer ainsi le processus vers l'accomplissement des objectifs de développement du millennium en matière de santé en République de Guinée.

"La mortalité enfantiles et la santé maternelle (Objectifs de Development du Millenniun 4 et 5) sont une cause majeur de préoccupation de notre gouvernement, et une foi pleinement implantée, ce projet de santé d'une valeur de US 200 million dollars aidera à réduire la mortalité infantiles, améliorer la santé maternelle et pourvoir des soins de haute qualité en Guinée." dit Son Excellence Docteur Edouard Niankoye LAMA - Ministre de la Santé et de l'Hygiène Publique de Guinée.

"Puisque la Guinée se prépare à une croissance économique exponentielle, nous devons nous assurer que notre population a accès à des soins de qualité. Pour la réalisation de ces ambitions, un programme combiné de Soins-Mobile et de Soins-Rural de Kallo Inc. - une companie Américainne est attendue pour demmarer son implantation dans le premier quart de l'année 2014 et ce, pour les 24 prochains mois. Des Cliniques Mobiles, Polycliniques, des Véhicules utilitaires et ambulances vont pouvoir localement des services médicaux à la population de Guinée. Le plus interessant dans ce projet, c'est l'Education et la Formation du personnel de santé Guinéen et le temps d'exécution relativement bref que propose Kallo Inc. à cet effet. Ceci relèvera le niveau de compétence de nos agents de santé, et permettra d'atteindre rapidement les objectifs de santé de l'OMS"continue Son Excellence Docteur Edouard Niankoye LAMA

Les Cliniques Mobiles, Polycliniques, ambulances et véhicles utilitaires seront tous dirigés par un Centre d'Administration et, les services cliniques seront coordonnés, synchronisés et géré par un Centre de Commandement Clinique et Administratif. "C'est un système de soin unique établit après des discussions minutieuses avec le Ministère de la santé de Guinée pour sa population rurale. Kallo est honoré d'apporter ce plus à la population de la Guinée" dit John Cecil, Chairman et CEO de Kallo Inc.

Lu et approuvé

Ministère de la Santé et de l'Hygiène Publique
Le Ministre
Conakry - Rép. de Guinée